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                                                                    Exhibit 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the 1981 Stock Option Plan Registration Statement No. 2-76121 on Form S-8, the 1991 Stock Option Plan Registration No. 33-41318 on Form S-8 and the Key Employee Stock Grant Plan Registration Statement No. 33-50442 on Form S-8 of our report dated January 24, 1997, appearing on page 76 in this Annual Report on Form 10-K of CVB Financial Corp. for the fiscal year ended December 31, 1996.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

March 19, 1997
Los Angeles, California